Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
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                              LINDBERG CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                                              36-1391480
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification Number)

                               6133 N. River Road
                                    Suite 700
                            Rosemont, Illinois 60018
                    (Address of Principal Executive Offices)

                                 ---------------

                    1991 STOCK OPTION PLAN FOR KEY EMPLOYEES
                             (Full title of the plan)

                                STEPHEN S. PENLEY
              Senior Vice President-Finance, Chief Financial Officer
                             LINDBERG CORPORATION
                              6133 N. River Road
                                   Suite 700
                           Rosemont, Illinois 60018
                                (708) 823-2021
             (Name, address and telephone number of agent for service)

                                ---------------

                         CALCULATION OF REGISTRATION FEE
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                              Proposed        Proposed
Title of       Amount         Maximum         Maximum            Amount of
Securities to  to be          Offering Price  Aggregate          Registration
be Registered  Registered (1) Per Share (2)   Offering Price (2) Fee
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Common Stock   375,000        $6.50           $2,437,500         $840.52
$2.50 par
value
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(1)  The registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.
(2) In accordance with Rule 457, estimated solely for the purpose of calculating the registration fee, on the basis of the average of the high and low sale prices of the registrant's common stock reported on the NASDAQ National Market System on June 14, 1995, as reported in the
     THE WALL STREET JOURNAL (Midwest Edition).

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The contents of registration statement No. 33-47323 covering shares to be issued upon exercise of stock options granted under the 1991 Stock Option Plan for Key Employees and the 1991 Stock Option Plan for Directors are incorporated herein by reference, except as indicated below:

                                    PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.     Interests of Named Experts and Counsel

            Not applicable.























































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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois on June 16, 1995.

                                        LINDBERG CORPORATION

                                        By: Leo G. Thompson
                                            -------------------------
                                            Leo G. Thompson
                                            President and Chief Executive
                                            Officer

     Pursuant to the requirements of the Securities of 1933, this registration statement, or amendment thereto, has been signed by the following persons in the capacities and on the date indicated.

Signature                 Title                                   Date
- ---------                 -----                                   ----

Leo G. Thompson
- ------------------------  Director, President and Chief
Leo G. Thompson           Executive Officer (Principal
                          Executive Officer)                   )

Stephen S. Penley
- ------------------------  Senior Vice President-Finance, Chief
Stephen S. Penley         Financial Officer, Secretary and
                          Treasurer (Principal Financial and
                          Accounting Officer)                  )
George H. Bodeen
- ------------------------  Director                             )
George H. Bodeen
                                                                  June 16, 1995
Raymond f. Decker
- ------------------------  Director                             )
Raymond F. Decker

John W. Puth
- ------------------------  Director                             )
John W. Puth

J. Thomas Schanck
- ------------------------  Director                             )
J. Thomas Schanck













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                                     - 4 -

                             LINDBERG CORPORATION

                                EXHIBIT INDEX

       Number and Description of Exhibit
       ---------------------------------

4.1 Amended and Restated Credit Agreement between the Registrant and two Commercial banks dated April 28, 1994 (incorporated by reference to Exhibit 4.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, Commission file no. 0-8287)

5      Opinion of Bell, Boyd & Lloyd

15     None

23.1   Consent of Arthur Andersen LLP, as independent auditors

23.2   Consent of Bell, Boyd & Lloyd (Included in Exhibit 5)

24     None

28     None

99     None





































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                                                                     Exhibit 5

                              Bell, Boyd & Lloyd
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois  60602-4207


                                 June 15, 1995

Lindberg Corporation
6133 North River Road
Suite 700
Rosemont, Illinois 60018

                         Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

     In connection with the registration statement on Form S-8 of Lindberg Corporation, a Delaware corporation (the "Company"), which covers 375,000 shares of common stock, $2.50 par value, of the Company (the "Shares") offered upon exercise of options under the Company's 1991 Stock Option Plan for Key Employees (the "Plan"), we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan and such other documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion.

     Based on such examination, it is our opinion that:

     1. The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

     2. The Company has taken all action necessary to authorize (i) the Plan, (ii) the granting of options pursuant to the Plan, and (iii) the issuance of the Shares in accordance with the Plan and upon the exercise of options granted pursuant to them.

     3. Such of the 375,000 Shares as may be issued in accordance with the Plan and upon the exercise of options granted pursuant to the Plan will, upon such issuance, constitute legally issued, fully paid and nonassessable shares of common stock, $2.50 par value, of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the registration statement for the registration under the Securities Act of 1933 of the Shares. In giving this consent we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                        Very truly, yours,

                                        BELL, BOYD & LLOYD










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                                                                  Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 20, 1995 included in Lindberg Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.


                                            Arthur Andersen LLP

Chicago, Illinois
June 12, 1995